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                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                            PPLUS TRUST SERIES JPM-1

                                DISTRIBUTION DATE
                                  JUNE 15, 2006

                             CUSIP NUMBER 73941X684

(i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 4.875% Subordinated Notes due 2014 issued by J.P. Morgan Chase & Co. (the "Underlying Securities"):

                              Interest:                                   $0.00
                              Principal:                                   0.00
                              Premium:                                     0.00

(ii) the amounts received by the Trustee as of the last such statement in respect of the Interest Rate Swap entered into between PPLUS Trust Series JPM-1 and Merrill Lynch Capital Services, Inc. (the "Swap Agreement"):

                              Interest:                             $247,443.75
                              Principal:                                   0.00

(iii) the amounts of compensation received by the Trustee for the period relating to such Distribution Date:

                              Paid by the Trust:                          $0.00
                              Paid by the Depositor:                  $1,000.00

(iv) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates and the amount of aggregate unpaid interest accrued as of such Distribution Date:

                              Interest:                             $247,443.75
                              Principal:                                  $0.00
                              Unpaid Interest Accrued:                    $0.00

(v) the amount of distribution on such Distribution Date to Merrill Lynch Capital Services, Inc. as of the last such statement in respect of the Interest Rate Swap entered into between PPLUS Trust Series JPM-1 and Merrill Lynch Capital Services, Inc. (the "Swap Agreement"):



                               Interest:                                  $0.00
                               Principal:                                 $0.00
                               Unpaid Interest Accrued:                   $0.00


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(vi)     the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.


                               Principal Amount:                    $25,000,000
                               Interest Rate:                             4.875%
                               Rating:
                                  Moody's Investor Service                A1
                                  Standard & Poor's Rating Service        A

(vii) the aggregate notional amount of the Swap Agreement related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date.

                          Notional Amount:                          $25,000,000
                          Interest Rate:                                  4.770%


(viii) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of such Series at the close of business on such Distribution Date.


                          ($25 Stated Amount)
                          Principal Balance:                        $25,000,000
                          Reduction:                                         (0)
                                                                    ------------
                          Principal Balance 6/15/06                 $25,000,000